UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2007

BLUELINX HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32383	77-0627356

(Commission File Number)	(I.R.S. Employer Identification No.)
4300 Wildwood Parkway Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 953-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
     On November 29, 2007, BlueLinx Holdings Inc.’s (the “Company”) board of directors approved a plan to consolidate the Company’s leased Atlanta corporate headquarters and sales center into one building from two buildings. The Company currently operates its corporate headquarters and Atlanta sales center out of two leased buildings located at 4100/4300 Wildwood Parkway, Atlanta, Georgia. The Company is taking this action as part of its efforts to appropriately adjust the size of its infrastructure in response to the prolonged downturn in the housing market. The Company expects to vacate the 4100 building and complete this restructuring action during the fourth quarter of fiscal 2007.
     The Company estimates that this activity will result in an after-tax restructuring charge between $5.0 million and $7.0 million, or $0.16 to $0.23 per fully diluted share to be recognized in the fourth quarter of fiscal 2007. This charge represents the net present value of costs associated with the lease that will continue to be incurred by the Company less the Company’s anticipated sublease recoveries. Approximately, $0.3 million of the charge relates to moving expenses during the fourth quarter requiring cash expenditures. The remainder of the charge is non-cash. The charge is based on estimates and is subject to a number of assumptions (including assumptions related to future sublease rental rates and terms) and actual results may differ, perhaps materially.
     A press release announcing the restructuring charge was filed on December 5, 2007 and is attached hereto as Exhibit 99.1.
Item 8.01 Other Events
     On December 5, 2007, the Company announced that its board of directors has suspended the payment of dividends on the Company’s common stock for an indefinite period of time.
     The Company also announced it has begun a stock keeping unit (“SKU”) rationalization initiative during the fourth quarter and has identified certain underperforming SKUs which it intends to discontinue offering. The Company intends to aggressively sell through its inventory in these SKUs commencing in the fourth quarter and anticipates the SKU rationalization will materially impact its gross margins and results of operations for the fourth quarter.
     The press release announcing these events is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following exhibit is filed herewith:

99.1	Press Release issued on December 5, 2007

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
/s/ Barbara V. Tinsley
Name:	Barbara V. Tinsley
Title:	General Counsel & Secretary

Date: December 5, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Name
99.1	Press release issued on December 5, 2007